BANK OF AMERICA

Bank of America Reports Record Quarterly Earnings of $7.3 Billion, EPS $0.70

Full-Year Earnings of $28.1 Billion, EPS $2.61; 16 Consecutive Quarters of Positive Operating Leverage

Q4-18 Financial Highlights[1]

- Net income of $7.3 billion rose 208% (39% adjusting for the impact of the Tax Act in 2017)[2], driven by continued strong operating leverage and asset quality, as well as the benefit of tax reform impacting 2018
- Diluted earnings per share of $0.70 rose 250% (49% on an adjusted basis)[2]
- Pretax income of $8.7 billion rose 41% (22% on an adjusted basis)[2]
- Revenue, net of interest expense, increased 11% (6% on an adjusted basis)[2] to $22.7 billion, led by net interest income (NII), reflecting benefits from higher interest rates as well as loan and deposit growth[(A)]
- Net interest yield (FTE basis) of 2.48%, up 9 bps[(A)]
- Provision for credit losses decreased $96 million to $905 million
  - Net charge-off ratio declined to 0.39%
- Noninterest expense declined $141 million, or 1%, to $13.1 billion; efficiency ratio improved to 58%
- Average loan and lease balances in business segments rose $25 billion, or 3%, to $881 billion
  - Loans to consumers up 4% and commercial up 2%
- Average deposit balances rose $51 billion, or 4%, to $1.3 trillion
- Repurchased $20.1 billion in common stock and paid $5.4 billion in common dividends during 2018

Q4-18 Business Segment Highlights[1,3]

Consumer Banking

- Net income rose 52% to $3.3 billion
- Loans up 5% to $290 billion
- Deposits up 3% to $687 billion
- Full-year Merrill Edge brokerage client flows of $25 billion
- Efficiency ratio improved to 45%
- 26.4 million mobile banking users, up 9%
- Consumer payments $721 billion, up 7%

Global Wealth and Investment Management

- Net income rose 43% to $1.1 billion
- Pretax margin increased to 29%
- Full-year client balance flows of $56 billion
- Loans increased 4% to $164 billion
- 2018 organic growth in net new ML households more than 4 times 2017

Global Banking

- Net income rose 25% to $2.1 billion
- Firmwide investment banking fees of $1.3 billion (excludes self-led)
- Loans increased 2% to $357 billion
- Deposits increased 9% to $360 billion
- Efficiency ratio remained low at 42%

Global Markets

- Net income rose 20% to $493 million
- Sales and trading revenue of $2.6 billion, including net debit valuation adjustment (DVA) gains of $52 million
- Excluding net DVA, sales and trading revenue down 6% to $2.5 billion[(B)]
  - Equities up 11% to $1.1 billion[(B)]
  - FICC down 15% to $1.4 billion[(B)]

Q4-18 Financial Highlights **($ in billions, except per share data)**	**Reported**		**Q4-18 vs. Q4-17**	**Excl. Tax Act**	**Q4-18 Reported vs. Q4-17 Excl. Tax Act**
	Q4-18	**Q4-17**	**% Inc / (Dec)**	**Q4-17[2,4]**	**% Inc / (Dec)**
Total revenue, net of interest expense	**$22.7**	$20.4	11%	$21.4	6%
Pretax income	**8.7**	6.2	41	7.1	22
Net income	**7.3**	2.4	208	5.3	39
Diluted earnings per share	**$0.70**	$0.20	250	$0.47	49
Return on average assets	**1.24%**	0.41%		0.90%	
Return on average common shareholders' equity	**11.6**	3.3		7.8	
Return on average tangible common shareholders' equity[4]	**16.3**	4.6		10.9	
Efficiency ratio	**58**	65		62	

See page 11 for endnotes.

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.

[2] On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted, which included a lower U.S. corporate tax rate effective in 2018. The Tax Act reduced Q4-17 net income by $2.9 billion, or $0.27 per diluted common share, which included a $0.9 billion pretax charge in other noninterest income predominantly related to the revaluation of certain tax-advantaged energy investments, as well as $1.9 billion of tax expense principally associated with the revaluation of certain deferred tax assets and liabilities. Adjusted net income, diluted earnings per share, pretax income and revenue are non-GAAP financial measures and exclude the Q4-17 impact of the enactment of the Tax Act.

[3] The Corporation reports the results of operations of its four business segments and All Other on a fully-taxable equivalent (FTE) basis.

[4] Represents a non-GAAP financial measure. For additional information (including reconciliation information), see endnotes C and D on page 11 and page 19.

1

BANK OF AMERICA

Full-Year Financial Highlights ($ in billions, except per share data)	Reported		FY 2018 vs. FY 2017	Excl. Tax Act	FY 2018 Reported vs. FY 2017 Excl. Tax Act
	FY 2018	FY 2017	% Inc / (Dec)	FY 2017[1,2]	% Inc / (Dec)
Total revenue, net of interest expense	**$91.2**	$87.4	4%	$88.3	3%
Pretax income	**34.6**	29.2	18	30.2	15
Net income	**28.1**	18.2	54	21.1	33
Diluted earnings per share	**$2.61**	$1.56	67	$1.83	43
Return on average assets	**1.21%**	0.80%		0.93%	
Return on average common shareholders' equity	**11.0**	6.7		7.9	
Return on average tangible common shareholders' equity[2]	**15.5**	9.4		11.0	
Efficiency ratio	**59**	63		62	

CEO Commentary

"I am proud of our teammates who produced record earnings for the quarter and the year by driving responsible growth. Our teammates worked for our customers and delivered solid loan and deposit growth, and other activity, while managing risk well. Operating leverage based on disciplined expense management while investing in our future, solid asset quality, and loan and deposit growth drove this quarter's results. In addition to lending and investing activities, we shared success in many ways: returning nearly $26 billion in capital to our shareholders; a second bonus since U.S. tax reform passed last year, impacting 95% of our teammates, to share success from our performance and the benefits of tax reduction; and more than $200 million of philanthropic giving to our communities.

"Through the trillions of dollars of consumer transactions we process and from the steady confidence and activity of our small business and commercial clients, we see a healthy consumer and business climate driving a solid economy. Each of our businesses faces opportunities to grow even more. We are well positioned to serve clients, teammates, and communities by listening to their answer when we ask them: 'What would you like the power to do?'"

— Brian Moynihan, Chairman and Chief Executive Officer

CFO Commentary

"We have now seen 16 consecutive quarters of positive operating leverage, enabled by responsible growth. Our net income grew robustly and our EPS grew faster as we invested part of our profits in share repurchases. We significantly improved our returns in the fourth quarter, with a 1.24% return on average assets and a 16.3% return on average tangible common shareholders' equity. Each line of business contributed to these results. With a strong balance sheet, we're ready to deliver again in 2019."

— Paul Donofrio, Chief Financial Officer

[1] On December 22, 2017, the Tax Act was enacted, which included a lower U.S. corporate tax rate effective in 2018. The Tax Act reduced 2017 net income by $2.9 billion, or $0.27 per diluted common share, which included a $0.9 billion pretax charge in other noninterest income predominantly related to the revaluation of certain tax-advantaged energy investments, as well as $1.9 billion of tax expense principally associated with the revaluation of certain deferred tax assets and liabilities.

[2] Represents a non-GAAP financial measure. For additional information (including reconciliation information), see endnotes C and D on page 11 and page 19.

2

BANK OF AMERICA

Consumer Banking

Financial Results[1]

- Net income of $3.3 billion, up $1.1 billion or 52%
- Revenue increased $922 million, or 10%, to $9.9 billion. NII increased $777 million, or 12%, driven by higher interest rates and deposit and loan growth. Noninterest income included higher card income and service charges
- Provision for credit losses increased $29 million to $915 million
  - Net charge-offs increased due to credit card portfolio seasoning and loan growth
  - Net charge-off ratio was 1.22% compared to 1.21%
- Noninterest expense decreased $26 million, or 1%, to $4.5 billion as investments for business growth were more than offset by improved productivity and lower FDIC expense

	Three months ended		
($ in millions)	12/31/2018	9/30/2018	12/31/2017
Total revenue[2]	**$9,877**	$9,403	$8,955
Provision for credit losses	**915**	870	886
Noninterest expense	**4,483**	4,354	4,509
Pretax income	**4,479**	4,179	3,560
Income tax expense	**1,141**	1,066	1,364
Net income	**$3,338**	$3,113	$2,196

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1,2]

- Average deposits grew $21 billion, or 3%; average loans grew $14 billion, or 5%
- Merrill Edge brokerage assets grew $9 billion, or 5%, to $186 billion, as $25 billion in client flows more than offset lower market valuations
- Combined credit/debit card spending up 6%
- Digital usage continued to grow
  - 26.4 million active mobile banking users, up 9%
  - Digital sales were 27% of all Consumer Banking sales
  - Mobile channel usage up 16%
  - 51.6 million person-to-person payments through Zelle®, more than double the year-ago quarter
- Efficiency ratio improved to 45% from 50%

	Three months ended		
($ in billions)	12/31/2018	9/30/2018	12/31/2017
Average deposits	**$686.8**	$687.5	$665.5
Average loans and leases	**289.9**	285.0	275.7
Brokerage assets (EOP)	**185.9**	203.9	177.0
Active mobile banking users (MM)	**26.4**	25.9	24.2
Number of financial centers	**4,341**	4,385	4,477
Efficiency ratio	**45%**	46%	50%
Return on average allocated capital	**36**	33	24
Total U.S. Consumer Credit Card[2]			
Average credit card outstanding balances	**$95.8**	$94.7	$93.5
Total credit/debit spend	**151.9**	146.4	143.4
Risk-adjusted margin	**8.8%**	8.2%	8.7%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

3

BANK OF AMERICA

Global Wealth and Investment Management

Financial Results[1]

- Record net income of $1.1 billion, up $318 million or 43%
- Revenue increased $307 million, or 7%, primarily driven by higher net interest income and higher asset management fees as well as a small gain on sale of a non-core asset, partially offset by lower transactional revenue
- Noninterest expense increased 2% as higher revenue-related incentives, as well as investments for business growth, were partially offset by continued expense discipline

	Three months ended		
($ in millions)	12/31/2018	9/30/2018	12/31/2017
Total revenue[2]	**$4,990**	$4,783	$4,683
Provision for credit losses	**23**	13	6
Noninterest expense	**3,542**	3,414	3,470
Pretax income	**1,425**	1,356	1,207
Income tax expense	**363**	346	463
Net income	**$1,062**	$1,010	$744

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1]

- Total client balances decreased $131 billion, or 5%, to $2.6 trillion, as positive client flows of $56 billion were more than offset by impact of lower market valuations
- Average loans and leases grew $6 billion, or 4%, driven by mortgages and custom lending
- Pretax margin improved to 29%
- Wealth advisors up 1% to 19,459[2]
- Accelerated organic wealth management household growth
  - Net new Merrill Lynch relationships up more than 4 times the 2017 level
  - U.S. Trust new relationships up 9% in 2018

	Three months ended		
($ in billions)	12/31/2018	9/30/2018	12/31/2017
Average deposits	**$247.4**	$238.3	$240.1
Average loans and leases	**163.5**	161.9	157.1
Total client balances (EOP)	**2,620.9**	2,841.4	2,751.9
AUM flows	**(6.2)**	7.6	18.2
Pretax margin	**29%**	28%	26%
Return on average allocated capital	**29**	28	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes financial advisors in Consumer Banking of 2,722 and 2,402 in Q4-18 and Q4-17.

4

BANK OF AMERICA

Global Banking

Financial Results[1]

- Record net income of $2.1 billion, up $426 million or 25%
- Record revenue of $5.1 billion, up $31 million or 1%
  - Reflects higher NII from the benefit of higher interest rates and growth in deposits
  - Noninterest income includes lower investment banking fees
- Provision improved to $85 million, primarily driven by the absence of the prior year's single-name non-U.S. commercial charge-off[2]
- Noninterest expense fell 2%, primarily due to lower FDIC expense, partially offset by continued investment in the business

	Three months ended		
($ in millions)	12/31/2018	9/30/2018	12/31/2017
Total revenue[2,3]	**$5,050**	$4,738	$5,019
Provision for credit losses	**85**	(70)	132
Noninterest expense	**2,119**	2,121	2,161
Pretax income	**2,846**	2,687	2,726
Income tax expense	**740**	699	1,046
Net income	**$2,106**	$1,988	$1,680

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1,2]

- Average deposits increased $30 billion, or 9%, to $360 billion
- Average loans and leases grew $7 billion, or 2%, to $357 billion
- Total firmwide investment banking fees (excluding self-led deals) decreased 5% to $1.3 billion, driven primarily by lower debt underwriting and advisory fees
- Efficiency ratio remained low at 42%

	Three months ended		
($ in billions)	12/31/2018	9/30/2018	12/31/2017
Average deposits	**$359.6**	$337.7	$329.8
Average loans and leases	**357.4**	352.7	350.3
Total Corp. IB fees (excl. self-led)[2]	**1.3**	1.2	1.4
Global Banking IB fees[2]	**0.8**	0.6	0.8
Business Lending revenue	**2.2**	2.1	2.3
Global Transaction Services revenue	**2.1**	2.0	1.9
Efficiency ratio	**42%**	45%	43%
Return on average allocated capital	**20**	19	17

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

5

BANK OF AMERICA

Global Markets

Financial Results[1]

- Net income of $493 million, up $83 million or 20%
- Revenue of $3.2 billion, down $183 million or 5%; excluding net DVA, revenue decreased 10%[4]
  - Reflects sales and trading revenue decline of 6% (ex-DVA), the absence of a prior-year gain on the sale of a non-core asset and lower investment banking fees
- Provision improved to $6 million, driven by the absence of the prior year's single-name non-U.S. commercial charge-off[2]
- Noninterest expense decreased $74 million, or 3%, to $2.5 billion driven by lower revenue-related expenses
- Average VaR of $36 million remained low[5]

	Three months ended		
($ in millions)	12/31/2018	9/30/2018	12/31/2017
Total revenue[2,3]	**$3,213**	$3,843	$3,396
Net DVA[4]	**52**	(99)	(118)
Total revenue (excl. net DVA)[2,3,4]	**$3,161**	$3,942	$3,514
Provision for credit losses	**6**	(2)	162
Noninterest expense	**2,540**	2,613	2,614
Pretax income	**667**	1,232	620
Income tax expense	**174**	320	210
Net income	**$493**	$912	$410
Net income (excl. net DVA)[4]	**$453**	$987	$483

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote B for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $36MM, $31MM and $36MM for Q4-18, Q3-18 and Q4-17, respectively.

Business Highlights[1,2]

- Reported sales and trading revenue increased 1% to $2.6 billion
- Excluding net DVA, sales and trading revenue decreased 6% to $2.5 billion[(B)]
  - FICC revenue of $1.4 billion decreased 15%, due to weakness in credit and mortgage markets and lower client activity in credit products
  - Equities revenue of $1.1 billion increased 11%, due to strength in client financing and derivatives

	Three months ended		
($ in billions)	12/31/2018	9/30/2018	12/31/2017
Average total assets	**$655.1**	$652.5	$659.4
Average trading-related assets	**464.0**	460.3	449.7
Average loans and leases	**70.6**	71.2	73.6
Sales and trading revenue[2]	**2.6**	3.0	2.5
Sales and trading revenue (excl. net DVA)[(B),2]	**2.5**	3.1	2.7
Global Markets IB fees[2]	**0.5**	0.5	0.6
Efficiency ratio	**79%**	68%	77%
Return on average allocated capital	**6**	10	5

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

6

All Other Three months ended Financial Results1 ($ in millions) 12/31/2018 9/30/2018 12/31/2017 2 • Net income of $0.3 billion compared with a loss of Total revenue $(239) $161 $(1,366) $2.7 billion Provision for credit losses (124) (95) (185) - Q4-17 included charges of $2.9 billion from the Noninterest expense 449 565 520 enactment of the Tax Act, comprised of a charge Pretax loss (564) (309) (1,701) of $0.9 billion in other income and $1.9 billion of tax expense Income tax expense (benefit) (843) (453) 964 • Revenue improved $1.1 billion from Q4-17 Net income (loss) $279 $144 $(2,665) 1 Comparisons are to the year-ago quarter unless noted. - Excluding the Tax Act impact, revenue improved 2 Revenue, net of interest expense. Tax expense compared to prior year impacted by a lower U.S. $0.2 billion from Q4-17, driven by a small gain corporate tax rate. from the sale of non-core consumer real estate Note: All Other consists of asset and liability management (ALM) activities, equity investments, loans non-core mortgage loans and servicing activities, the net impact of periodic revisions to the mortgage servicing rights (MSR) valuation model for core and non-core MSRs and the related economic hedge results, liquidating businesses and residual expense allocations. ALM activities • Benefit in provision for credit losses declined $61 encompass certain residential mortgages, debt securities, interest rate and foreign currency risk million to $124 million due to a slower pace of management activities, the impact of certain allocation methodologies and hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. portfolio improvement driven by runoff and the sale Equity investments include our merchant services joint venture, as well as a portfolio of equity, of non-core consumer real estate loans real estate and other alternative investments. • Noninterest expense decreased $71 million to $449 million, reflecting lower FDIC expense and other costs • Q4-18 included $0.2 billion in net tax benefits, including lower tax expense on international earnings due to updated tax guidance, partially offset by charges related to a variety of other tax matters 7

Credit Quality Three months ended Highlights1 ($ in millions) 12/31/2018 9/30/2018 12/31/2017 • Overall credit quality remained strong across both Provision for credit losses $905 $716 $1,001 the consumer and commercial portfolios Net charge-offs 924 932 1,237 2 • Net charge-offs declined $313 million to $924 Net charge-off ratio 0.39% 0.40% 0.53% million, primarily driven by the absence of the prior At period-end year's single-name non-U.S. commercial charge-off Nonperforming assets $5,244 $5,449 $6,758 – The net charge-off ratio declined 14 bps to 0.39% Nonperforming assets ratio3 0.56% 0.59% 0.73% • The provision for credit losses decreased $96 million Allowance for loan and lease $9,601 $9,734 $10,393 to $905 million losses – Q4-18 provision expense closely matched net Allowance for loan and lease 1.02% 1.05% 1.12% charge-offs losses ratio4 • Nonperforming assets declined $1.5 billion to $5.2 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average billion, primarily driven by improvements in consumer outstanding loans and leases during the period. 3 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed • Commercial reservable criticized utilized exposure properties (nonperforming assets) divided by outstanding loans, leases and foreclosed down $2.5 billion, or 18%, to $11.1 billion properties at the end of the period. 4 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. 8

BANK OF AMERICA

Leadership in high-tech, high-touch

(Figures are for Q4-18 unless otherwise specified)

High-Tech

No. 1 in mobile banking, online banking and digital sales functionality

Digital banking has won **30+ digital awards** in the last two years

Online- and Mobile-**certified** by J.D. Power as providing "Outstanding Customer Experience"

No. 1 Mobile Banking app in S&P Global Market Intelligence's 2018 U.S. Mobile Banking Market Report

"Best in Class" in Javelin's 2018 Mobile Banking Scorecard

No. 1 Overall | No. 1 Ease of Use | No. 1 in Functionality in Dynatrace's Q4-18 Online Banker Scorecard

Erica chosen as 2018 BAI Global Innovation Award winner for Customer Experience in the **"People's Choice"** category

Consumer digital banking momentum

36.3MM active digital banking users

26.4MM active mobile banking users

1.5B logins to consumer banking app

27% of all Consumer sales through digital

- **49%** of all digital sales came from mobile
- **19%** of total consumer mortgage applications came from digital

52MM P2P payments via Zelle®, representing **$14B**, up **97%** YoY

490K digital appointments

4.8MM users have completed **23MM** interactions with Erica since launch

Innovation in Global Banking

~485K digital channel users across our commercial, large corporate and business banking businesses

- CashPro Mobile users up **104%** YoY; logins up **186%** in 2018
- Volume of Intelligent Receivables, which uses AI to match payments and receivables, grew **5X YoY** and won "New Product Development" award from Aite Group
- Digital Disbursements, the business-to-consumer payments solution that leverages the bank's investment in Zelle, saw domestic volumes grow **66%** in 2018
- Electronic signature and document exchange, introduced in 2018, provides capability to reduce processing time **from 4 days to 4 hours**

Innovation in wealth management

26% increase in clients using the Merrill Lynch mobile app in 2018

Digital innovation supporting our advisors' growth objectives:

- 88% of ML advisors have an online digital presence
- Evolved broad suite of acquisition and collaboration capabilities, including personalized advisor websites, LinkedIn Sales Navigator and compliant texting

High-Touch

4,341 financial centers

- **81** new openings in last 12 months
- **567** renovations in last 12 months

16,255 ATMs

- **5,365** new or replaced in last 12 months
- **100%** contactless-enabled

Expanded in **26** new and existing markets in 2018

66MM Consumer and Small Business clients

19,459 Wealth advisors in Global Wealth and Investment Management and Consumer Banking

Global footprint serving middle-market, large corporate and institutional clients

55,000 relationships with companies and institutions

35+ countries

79% of the 2018 Global Fortune 500 and **94%** of the U.S. Fortune 1,000 have a relationship with us

Increased client-facing professionals to further strengthen local market coverage

BofAML ranks No. 1 in all four of Greenwich Associates' 2018 surveys of European equities: Trading Share, Algorithmic Trading Share, Electronic Trading Quality, and Trading & Execution Service Quality

9

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	12/31/2018	9/30/2018	12/31/2017
Ending Balance Sheet			
Total assets	**$2,354.5**	$2,338.8	$2,281.2
Total loans and leases	**946.9**	929.8	936.7
Total loans and leases in business segments (excluding All Other)	**898.8**	874.8	867.3
Total deposits	**1,381.5**	1,345.6	1,309.5
Average Balance Sheet			
Average total assets	**$2,334.6**	$2,317.8	$2,301.7
Average loans and leases	**934.7**	930.7	927.8
Average deposits	**1,345.0**	1,316.3	1,293.6
Funding and Liquidity			
Long-term debt	**$229.3**	$234.1	$227.4
Global Liquidity Sources, average[(E)]	**544**	537	522
Equity			
Common shareholders' equity	**$243.0**	$239.8	$244.8
Common equity ratio	**10.3%**	10.3%	10.7%
Tangible common shareholders' equity[1]	**$173.1**	$169.9	$174.5
Tangible common equity ratio[1]	**7.6%**	7.5%	7.9%
Per Share Data			
Common shares outstanding (in billions)	**9.67**	9.86	10.29
Book value per common share	**$25.13**	$24.33	$23.80
Tangible book value per common share[1]	**17.91**	17.23	16.96
Regulatory Capital[(F)]			
Basel 3			
CET1 capital	**$167.3**	$164.4	$168.5
Standardized approach			
Risk-weighted assets	**$1,437**	$1,439	$1,443
CET1 ratio	**11.6%**	11.4%	11.7%
Advanced approaches			
Risk-weighted assets	**$1,408**	$1,424	$1,459
CET1 ratio	**11.9%**	11.5%	11.5%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.8%**	6.7%	n/a

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19 of this press release.
n/a = not applicable

10

Endnotes A We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources, and is consistent with industry practices. Net interest income on an FTE basis was $12.5 billion, $12.0 billion and $11.7 billion for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. The FTE adjustment was $155 million, $151 million and $251 million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. B Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA gains (losses) were $52 million, $(99) million and $(118) million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. FICC net DVA gains (losses) were $45 million, $(80) million and $(112) million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. Equities net DVA gains (losses) were $7 million, $(19) million and $(6) million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. C Enactment of the Tax Act reduced Q4-17 and FY 2017 net income by $2.9 billion, or $0.27 per diluted common share, which included a $0.9 billion pretax charge in other noninterest income (which reduced pretax income and revenue, net of interest expense) predominantly related to the revaluation of certain tax-advantaged energy investments, as well as $1.9 billion of tax expense principally associated with the revaluation of certain deferred tax assets and liabilities. The enactment negatively impacted Q4-17 and FY 2017 return on average assets by 49 bps and 13 bps, respectively; return on average common shareholders’ equity by 455 bps and 117 bps, respectively; return on average tangible common shareholders’ equity by 630 bps and 162 bps, respectively; and efficiency ratio by 287 bps and 67 bps, respectively. Reported metrics are shown on pages 1 and 2 of this press release. D Return on average tangible common shareholders’ equity is a non-GAAP financial measure. See page 19 of this press release for reconciliation to GAAP financial measures. E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. F Regulatory capital ratios at December 31, 2018 are preliminary. We report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at December 31, 2018 and September 30, 2018 and the Advanced approaches at December 31, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis. SLR requirements became effective January 1, 2018. 11

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss fourth- quarter 2018 financial results in a conference call at 8:00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from January 16 through January 23. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lawrence.grayson@bankofamerica.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 1,800 lending centers, 2,200 Merrill Edge investment centers and 1,500 business centers; approximately 16,300 ATMs; and award-winning digital banking with more than 36 million active users, including over 26 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 12

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation and regulatory exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of LIBOR and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies, including tariffs, and potential geopolitical instability; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements and/or global systemically important bank surcharges; the potential impact of Federal Reserve actions on the Company’s capital plans; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; the impact of a prolonged federal government shutdown and threats not to increase the federal government’s debt limit; and other similar matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 13

14

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

Summary Income Statement	Year Ended December 31 2018	Year Ended December 31 2017	Fourth Quarter 2018	Third Quarter 2018	Fourth Quarter 2017
Net interest income	$ 47,432	$ 44,667	$ 12,304	$ 11,870	$ 11,462
Noninterest income	43,815	42,685	10,432	10,907	8,974
Total revenue, net of interest expense	91,247	87,352	22,736	22,777	20,436
Provision for credit losses	3,282	3,396	905	716	1,001
Noninterest expense	53,381	54,743	13,133	13,067	13,274
Income before income taxes	34,584	29,213	8,698	8,994	6,161
Income tax expense	6,437	10,981	1,420	1,827	3,796
Net income	$ 28,147	$ 18,232	$ 7,278	$ 7,167	$ 2,365
Preferred stock dividends	1,451	1,614	239	466	286
Net income applicable to common shareholders	$ 26,696	$ 16,618	$ 7,039	$ 6,701	$ 2,079
Average common shares issued and outstanding	10,096.5	10,195.6	9,855.8	10,031.6	10,470.7
Average diluted common shares issued and outstanding	10,236.9	10,778.4	9,996.0	10,170.8	10,621.8
Summary Average Balance Sheet					
Total debt securities	$ 437,312	$ 435,005	$ 440,967	$ 445,813	$ 441,624
Total loans and leases	933,049	918,731	934,721	930,736	927,790
Total earning assets	1,980,231	1,922,061	1,986,734	1,972,437	1,950,048
Total assets	2,325,246	2,268,633	2,334,586	2,317,829	2,301,687
Total deposits	1,314,941	1,269,796	1,344,951	1,316,345	1,293,572
Common shareholders' equity	241,799	247,101	241,372	241,812	250,838
Total shareholders' equity	264,748	271,289	263,698	264,653	273,162
Performance Ratios					
Return on average assets	1.21%	0.80%	1.24%	1.23%	0.41%
Return on average common shareholders' equity	11.04	6.72	11.57	10.99	3.29
Return on average tangible common shareholders' equity [1]	15.55	9.41	16.29	15.48	4.56
Per Common Share Information					
Earnings	$ 2.64	$ 1.63	$ 0.71	$ 0.67	$ 0.20
Diluted earnings	2.61	1.56	0.70	0.66	0.20
Dividends paid	0.54	0.39	0.15	0.15	0.12
Book value	25.13	23.80	25.13	24.33	23.80
Tangible book value [1]	17.91	16.96	17.91	17.23	16.96

Summary Period-End Balance Sheet	December 31 2018	September 30 2018	December 31 2017
Total debt securities	$ 441,753	$ 446,107	$ 440,130
Total loans and leases	946,895	929,801	936,749
Total earning assets	2,011,474	1,982,338	1,941,542
Total assets	2,354,507	2,338,833	2,281,234
Total deposits	1,381,476	1,345,649	1,309,545
Common shareholders' equity	242,999	239,832	244,823
Total shareholders' equity	265,325	262,158	267,146
Common shares issued and outstanding	9,669.3	9,858.3	10,287.3

Credit Quality	Year Ended December 31 2018	Year Ended December 31 2017	Fourth Quarter 2018	Third Quarter 2018	Fourth Quarter 2017
Total net charge-offs [2]	$ 3,763	$ 3,979	$ 924	$ 932	$ 1,237
Net charge-offs as a percentage of average loans and leases outstanding [3]	0.41%	0.44%	0.39%	0.40%	0.53%
Provision for credit losses	$ 3,282	$ 3,396	$ 905	$ 716	$ 1,001

	December 31 2018	September 30 2018	December 31 2017
Total nonperforming loans, leases and foreclosed properties [4]	$ 5,244	$ 5,449	$ 6,758
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.56%	0.59%	0.73%
Allowance for loan and lease losses	$ 9,601	$ 9,734	$ 10,393
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [3]	1.02%	1.05%	1.12%

For footnotes, see page 15.

Current period information is preliminary and based on company data available at the time of the presentation.

15 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Basel 3 Capital Management December 31 September 30 December 31 2018 2018 2017 Regulatory capital metrics (5): Common equity tier 1 capital $ 167,272 $ 164,386 $ 168,461 Common equity tier 1 capital ratio - Standardized approach 11.6% 11.4% 11.7% Common equity tier 1 capital ratio - Advanced approaches 11.9 11.5 11.5 Tier 1 leverage ratio 8.4 8.3 8.6 Tangible equity ratio (6) 8.6 8.5 8.9 Tangible common equity ratio (6) 7.6 7.5 7.9 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19. (2) Includes non-U.S. credit card net charge-offs of $75 million for the year ended December 31, 2017. These net charge-offs represent net charge-offs of non-U.S. credit card loans, which were sold in the second quarter of 2017. (3) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (4) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held-for-sale or accounted for under the fair value option. (5) Regulatory capital ratios at December 31, 2018 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at December 31, 2018 and September 30, 2018 and the Advanced approaches at December 31, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis. (6) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19. Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,877	$ 4,990	$ 5,050	$ 3,213	$ (239)
Provision for credit losses	915	23	85	6	(124)
Noninterest expense	4,483	3,542	2,119	2,540	449
Net income	3,338	1,062	2,106	493	279
Return on average allocated capital [1]	36%	29%	20%	6%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 289,862	$ 163,516	$ 357,410	$ 70,609	$ 53,324
Total deposits	686,826	247,427	359,642	31,077	19,979
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 294,335	$ 164,854	$ 365,717	$ 73,928	$ 48,061
Total deposits	696,146	268,700	360,248	37,841	18,541

	Third Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,403	$ 4,783	$ 4,738	$ 3,843	$ 161
Provision for credit losses	870	13	(70)	(2)	(95)
Noninterest expense	4,354	3,414	2,121	2,613	565
Net income	3,113	1,010	1,988	912	144
Return on average allocated capital [1]	33%	28%	19%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 284,994	$ 161,869	$ 352,712	$ 71,231	$ 59,930
Total deposits	687,530	238,291	337,685	30,721	22,118
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 287,277	$ 162,191	$ 352,332	$ 73,023	$ 54,978
Total deposits	692,770	239,654	350,748	41,102	21,375

	Fourth Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,955	$ 4,683	$ 5,019	$ 3,396	$ (1,366)
Provision for credit losses	886	6	132	162	(185)
Noninterest expense	4,509	3,470	2,161	2,614	520
Net income (loss)	2,196	744	1,680	410	(2,665)
Return on average allocated capital [1]	24%	21%	17%	5%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 275,716	$ 157,063	$ 350,262	$ 73,552	$ 71,197
Total deposits	665,536	240,126	329,761	34,250	23,899
Allocated capital [1]	37,000	14,000	40,000	35,000	n/m
Quarter end					
Total loans and leases	$ 280,473	$ 159,378	$ 350,668	$ 76,778	$ 69,452
Total deposits	676,530	246,994	329,273	34,029	22,719

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully-taxable equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

17

Bank of America Corporation and Subsidiaries

Annual Results by Business Segment and All Other

(Dollars in millions)

	Year Ended December 31, 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 37,523	$ 19,338	$ 19,644	$ 16,063	$ (711)
Provision for credit losses	3,664	86	8	—	(476)
Noninterest expense	17,713	13,777	8,591	10,686	2,614
Net income (loss)	12,029	4,079	8,173	3,979	(113)
Return on average allocated capital [1]	33%	28%	20%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 283,807	$ 161,342	$ 354,236	$ 72,651	$ 61,013
Total deposits	684,173	241,256	336,337	31,209	21,966
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Year end					
Total loans and leases	$ 294,335	$ 164,854	$ 365,717	$ 73,928	$ 48,061
Total deposits	696,146	268,700	360,248	37,841	18,541

	Year Ended December 31, 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 34,521	$ 18,590	$ 19,999	$ 15,951	$ (784)
Provision for credit losses	3,525	56	212	164	(561)
Noninterest expense	17,795	13,556	8,596	10,731	4,065
Net income (loss)	8,202	3,093	6,953	3,293	(3,309)
Return on average allocated capital [1]	22%	22%	17%	9%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 266,058	$ 152,682	$ 346,089	$ 71,413	$ 82,489
Total deposits	653,320	245,559	312,859	32,864	25,194
Allocated capital [1]	37,000	14,000	40,000	35,000	n/m
Year end					
Total loans and leases	$ 280,473	$ 159,378	$ 350,668	$ 76,778	$ 69,452
Total deposits	676,530	246,994	329,273	34,029	22,719

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended Fourth Third Fourth December 31 Quarter Quarter Quarter FTE basis data (1) 2018 2017 2018 2018 2017 Net interest income $ 48,042 $ 45,592 $ 12,459 $ 12,021 $ 11,713 Total revenue, net of interest expense 91,857 88,277 22,891 22,928 20,687 Net interest yield 2.42% 2.37% 2.48% 2.42% 2.39% Efficiency ratio 58.11 62.01 57.37 56.99 64.16 December 31 September 30 December 31 Other Data 2018 2018 2017 Number of financial centers - U.S. 4,341 4,385 4,477 Number of branded ATMs - U.S. 16,255 16,089 16,039 Headcount 204,489 204,681 209,376 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $610 million and $925 million for the years ended December 31, 2018 and 2017, and $155 million, $151 million and $251 million for the fourth and third quarters of 2018 and the fourth quarter of 2017, respectively. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the years ended December 31, 2018 and 2017 and the three months ended December 31, 2018, September 30, 2018 and December 31, 2017. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2018	2017	**2018**	2018	2017
Reconciliation of average shareholders' equity to average tangible common shareholders' equity and average tangible shareholders' equity					
Shareholders' equity	**$ 264,748**	$ 271,289	**$ 263,698**	$ 264,653	$ 273,162
Goodwill	**(68,951)**	(69,286)	**(68,951)**	(68,951)	(68,954)
Intangible assets (excluding mortgage servicing rights)	**(2,058)**	(2,652)	**(1,857)**	(1,992)	(2,399)
Related deferred tax liabilities	**906**	1,463	**874**	896	1,344
Tangible shareholders' equity	**$ 194,645**	$ 200,814	**$ 193,764**	$ 194,606	$ 203,153
Preferred stock	**(22,949)**	(24,188)	**(22,326)**	(22,841)	(22,324)
Tangible common shareholders' equity	**$ 171,696**	$ 176,626	**$ 171,438**	$ 171,765	$ 180,829
Reconciliation of period-end shareholders' equity to period-end tangible common shareholders' equity and period-end tangible shareholders' equity					
Shareholders' equity	**$ 265,325**	$ 267,146	**$ 265,325**	$ 262,158	$ 267,146
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,774)**	(2,312)	**(1,774)**	(1,908)	(2,312)
Related deferred tax liabilities	**858**	943	**858**	878	943
Tangible shareholders' equity	**$ 195,458**	$ 196,826	**$ 195,458**	$ 192,177	$ 196,826
Preferred stock	**(22,326)**	(22,323)	**(22,326)**	(22,326)	(22,323)
Tangible common shareholders' equity	**$ 173,132**	$ 174,503	**$ 173,132**	$ 169,851	$ 174,503
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,354,507**	$ 2,281,234	**$ 2,354,507**	$ 2,338,833	$ 2,281,234
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,774)**	(2,312)	**(1,774)**	(1,908)	(2,312)
Related deferred tax liabilities	**858**	943	**858**	878	943
Tangible assets	**$ 2,284,640**	$ 2,210,914	**$ 2,284,640**	$ 2,268,852	$ 2,210,914
Book value per share of common stock					
Common shareholders' equity	**$ 242,999**	$ 244,823	**$ 242,999**	$ 239,832	$ 244,823
Ending common shares issued and outstanding	**9,669.3**	10,287.3	**9,669.3**	9,858.3	10,287.3
Book value per share of common stock	**$ 25.13**	$ 23.80	**$ 25.13**	$ 24.33	$ 23.80
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 173,132**	$ 174,503	**$ 173,132**	$ 169,851	$ 174,503
Ending common shares issued and outstanding	**9,669.3**	10,287.3	**9,669.3**	9,858.3	10,287.3
Tangible book value per share of common stock	**$ 17.91**	$ 16.96	**$ 17.91**	$ 17.23	$ 16.96

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.